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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Washington Mutual, Inc. on Form S-4 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche LLP
Los Angeles, California

May 14, 1998